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                                                                   EXHIBIT 10.58


PROMISSORY NOTE
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DATE:  June 1, 2000
PRINCIPAL AMOUNT: $4,268,417
PLACE:  Burbank, California


      1.  Promise to Pay.   Anaheim Healthcare Center, LLC and Sun Mar
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Management Services (hereinafter collectively referred, to as "Borrower")
promise to pay to Fountain View, Inc., Summit Care Corporation, and Skilled Care Pharmacy (hereinafter collectively "Lender"), or order, in lawful money of the United States of America, the principal amount of Four Million Two Hundred and Sixty-Eight Thousand Four Hundred and Seventeen Dollars ($4,268,417.00), together with interest on the unpaid principal balance from the date hereof, until paid in full.

      2.  Payment.   Borrower will pay this loan as follows:
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commencing on July 1, 2000, and the first day of each month thereafter through and including June 1, 2005, Borrower shall make monthly payments of interest and principal in an amount sufficient to pay off the entire loan balance in monthly payments, amortized over a ten (10) year period, at the variable interest rate provided for below which is in effect as of the next preceding Payment Change Date as hereinafter defined. The initial payment amount will be $55,232.00. The interest rate on this Note and the amount of the payment shall change on each Payment Change Date, which Payment Change Dates shall be July 1, 2001, and each July 1, thereafter until this loan is paid in full. On June 1, 2005, Borrower will make a final payment in the amount of all sums then due hereunder from Borrower to Lender, including all unpaid principal, accrued interest and any other charges. Borrower understands that notwithstanding the calculation of the payment based upon a ten (10) year amortization, that this loan is all due and payable in five (5) years, and that the final payment will be a substantial balloon payment representing the majority of the principal balance of this loan. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate in effect over 365 days in a year, times the outstanding
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principal balance, times the actual number of days the principal balance is outstanding. Borrower will pay Lender at 2600W. Magnolia Blvd., Burbank, CA 91505, or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and late charges, then to unpaid interest, and any remaining amount to principal, as set forth in paragraph 4, below.

     3.   Variable Interest Rate.  The interest rate on this Note shall be a
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variable rate which is subject to change as set forth herein based on changes in an independent index which is the prime rate as published in the Wall Street
                                                                 -----------
Journal which is hereinafter referred to as the "Index". If the Index becomes
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unavailable during the term of this loan, Lender may designate a similar substitute index after notice to Borrower. Lender will tell Borrower the current index rate upon Borrower's request. The Index is currently 9.5 percent per annum. On July 1, 2001, and on July 1, of each year thereafter, the variable interest rate will be changed as set forth herein. The interest rate to be applied to the unpaid principal balance of this Note shall be equal to the Index in effect, as of each Payment Change Date. This rate will be in effect until the next Payment Change Date. Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

     4.     Allocation of Principal and Payments.  The principal balance
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represented by this Note consists of the following:

     a. New advance to be paid to Borrower upon delivery of this Note to Lender:
        One Hundred and Six Thousand Three Hundred and Ninety-Two Dollars ($106,392.00).

     b. Remaining balance Note from DMN Enterprises to Summit Care Corporation, dated December, 3, 1993: Twenty-Five Thousand, Nine Hundred and Fifty-Three Dollars ($25,953.00).

     c. Remaining balance, Note payable from Garden Park Care, Center, Inc. to Summit Care Corporation, dated January, 1995: One Hundred and Sixty-Four Thousand Nine Hundred and Forty Dollars ($l64,940.00).

     d. Remaining balance, Note payable from Courtyard Health Care Center to Summit Care Corporation, dated May 31, 1995: One Hundred and Sixty Thousand Seven Hundred and Fourteen Dollars ($160,714.00).
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     e. Remaining balance, Note payable from Anaheim Healthcare Center, LLC to
        Summit Care Corporation, dated May 30, 1996: One Million Four Hundred and Sixty Thousand Six Hundred and Forty Seven Dollars ($1,460,647.00).

     f. Remaining balance on Note from Anaheim Healthcare Center, LLC to Summit Care Corporation, dated August 1, 1997: One Million Three Hundred Ninety-Seven Thousand and Forty-Five Dollars ($1,397,045.00).

     g. Remaining balance, Settlement of Account Agreement, dated October 13, 1998, Anaheim Healthcare Center, LLC: One Hundred Twenty-Three Thousand Four Hundred and Ninety-Eight Dollars ($123,498.00).

     h. Remaining balance, Settlement of Account Agreement, dated October 13, 1998, Citrus Villa Retirement Center: Five Hundred and Sixty-Two Dollars ($562.00).

     i. Remaining balance, Settlement of Account Agreement, dated October 13, 1998, Citrus Nursing Center: Sixty-Nine Thousand Seven Hundred and Thirteen Dollars ($69,713.00).

     j. Remaining balance, Settlement of Account Agreement, dated October 13, 1998, Gibralter Convalescent Hospital, Inc. (dba. Del Mar Convalescent Hospital): Twenty-Three Thousand Seven Hundred and Ninety-Seven Dollars ($23,797.00).

     k. Remaining balance, Settlement of Account Agreement, dated October 13, 1998, F&B Healthcare (dba Extended Care Hospital of Riverside): Fifty-Nine Thousand Six-Hundred and Seven Dollars ($59,607.00).

     l. Remaining balance, Settlement of Account Agreement, dated October 13, l998, Garden Park Care Center, LLC: Ninety-Four Thousand Two Hundred and Sixty-Four Dollars ($94,264.00).

     m. Remaining balance, Settlement of Account Agreement, dated October 13, 1998, Sun Mar Nursing Centers (dba Laurel Convalescent Hospital): Fifty-Nine Thousand Seven Hundred and Ninety-Six Dollars ($59,796.00).

     n. Remaining balance, Settlement of Account Agreement, dated October 13, 1998, Monterey Park
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        Convalescent Hospital, Inc.: Forty-Nine Thousand Nine Hundred and
        Seventy-Five Dollars ($49,975.00).

     o. Remaining balance, Settlement of Account Agreement, dated October 13, 1998, Paramount Convalescent Group, Inc.: Twenty-Eight Thousand One Hundred and Nine Dollars Cents ($28,109.00).

     p. Remaining balance, Settlement of Account Agreement dated October 13, 1998, Sun Mar Healthcare, Inc. (dba Sun Mar Nursing Center): Twenty-Four Thousand One Hundred and One Dollars ($24,101.00).

     q. Remaining balance, Settlement of Account Agreement, dated October 13, 1998, Gibralter Convalescent Hospital, Inc. (dba Sunset Manor Convalescent): One Hundred Forty-Seven Thousand Three Hundred and Twenty-Three Dollars ($l47,323.00).

     r. Remaining balance, Settlement of Account Agreement, dated October 13, 1998, Villa Rancho Bernardo Healthcare, LLC: Forty-Seven Thousand Three Hundred and Thirty-Eight Dollars ($47,338.00).

     s. Remaining balance, Settlement of Account Agreement, dated October 13, 1998, Wyngate Nursing Center (dba North Valley Nursing Center): Seventy-Nine Thousand Four Hundred and Seventy-Nine Dollars ($79,479.00).

     t. Remaining balance, Settlement of Account Agreement, dated October 13, 1998, Inland Medical, Inc. (dba Alcott Rehabilitation Hospital): One Hundred Forty-Four Thousand Four Hundred and Twenty-One Dollars ($144,421.00).

     u. Remaining balance, Settlement of Account Agreement, dated October 13, 1998, Bartlett Care Center: One Thousand Seven Hundred and Seventy-Nine Dollars ($1,779.00).

     v. The total principal amount of this Note also reflects a credit for an overpayment of $1,237.00 on a Note given by Inland Medical, Inc.

        All principal payments received, whether as part of a monthly installment payment, a prepayment, a balloon
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payment, or otherwise, shall be credited pro-rata to each of the obligations listed above and Borrower shall not have the right to specify any alteration of the foregoing allocation. The listing of the sums set forth above in paragraphs
b. through u., inclusive, is a restatement, ratification, and assumption of such obligations, and their restatement, herein, shall not result in full payment or satisfaction of the obligations referenced nor shall it be construed as creating a new separate and distinct obligation of the entity whose obligation is referenced in paragraphs b through u, inclusive, above. Rather, the referenced obligations shall be deemed paid or satisfied only, to the extent payments are actually made to Lender, and allocated, as set forth above, and no double liability shall be imposed on any entity referenced in paragraphs b through u, above.

     5.  Allocations  Between  Lenders.   The three parties referenced as a
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Lender, herein, shall determine among themselves the proper distribution of payments, owing to each of them. This is a matter of which Borrower need not be concerned. All checks for payment shall be made payable to "Fountain View, Inc."

     6.  Pre-Payment.  Borrower may pay without penalty all or a -portion of
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the amount owed earlier than it is due. However, any such payment shall be allocated as set forth in paragraph 4, above. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue making payments under the payment schedule. Rather, they will reduce the principal balance due.

     7.  Late Charge.  If a payment is ten (10) days or more late, Borrower
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will be charged- five percent (5%) of the regularly scheduled payment as a late charge.

     8.  Lender's Rights.  In the event of any default by Borrower
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hereunder, in making any payment hereunder, or performing any other obligation or condition provided for hereunder, or contained in any other agreement of Borrower with Lender, or any default as defined in Paragraph 10, below, Lender may, at its option, declare the entire unpaid principal balance of this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate otherwise chargeable pursuant to this Note, by five (5) percentage points per annum. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also
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will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California, County of Los Angeles. If there is a lawsuit, Borrower agrees upon Lender's request to summit to the jurisdiction of the Courts of Los Angeles County, State of California. This Note shall be governed by and construed in accordance `with the laws of the State of California.

     9.  Business Purpose Statement.  Borrower represents and warrants that this
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loan is taken out for a business purpose and that all of the proceeds thereof will be so used.

     10. Events of Default.  Each of the following shall constitute an event
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of default under this Promissory Note:

     a. Borrower fails to make any payment under this Promissory Note when due.

     b. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Promissory Note or in any other written agreement with Lender, within the time required, but after the notice period if any, provided for with respect to such obligation, covenant or condition.

     c. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower is false, misleading, or untrue in any material respect, either now or at the time, the warranty, representation or statement was made or furnished.

     d. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, or Borrower being unable to, or admitting in writing that Borrower is unable to pay Borrower's debts as they mature.

     e. The commencement of any proceeding under any bankruptcy or insolvency laws by Borrower, the making of an assignment for the benefit of creditors by Borrower, Borrower entering into any composition or arrangement with creditors, or the appointment of a receiver for any part of
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        Borrower's property.

     f. The commencement of any involuntary proceeding under any bankruptcy or insolvency laws, or action for dissolution or reorganization commenced against any Borrower by a party other than Borrower, without the Borrower's acquiescence or consent thereto, which proceeding is not dismissed, or otherwise terminated, without the granting of relief therein, within thirty-five (35) days after the petition or action is filed.

     g. The levy of any Writ of Execution, Writ of Attachment, Writ of Possession, garnishment, or other process to enforce any public or private liability of Borrower, or the levy of any Writ of Execution, Writ of Attachment, Writ of Possession, garnishment, other process, or imposition of any involuntary lien upon, any property given as security for the obligation evidenced by this Promissory Note or the obligations of any guarantor of the obligations evidenced by this Promissory Note, that is not released within 60 days of levy.

     h. Any of the preceding events occurs with respect to any guarantor of the indebtedness evidenced by this Promissory Note. In the event any guarantor dies or becomes incompetent, Lender, at its option, may, but shall not be required to, permit the guarantor's or partner's estate or heirs to assume, unconditionally, the obligations of said guarantor, in a manner satisfactory to Lender, and in doing so, cure such an event of default.

     i. Transfer, assignment or sale of a substantial portion of the assets of any Borrower other than in the ordinary course of business, or any transfer, assignment or sale of the shares, membership interests, partnership interests, or other ownership interest in any Borrower to any person or entity other than those holding such shares or interests as of the date hereof.

     j. Anaheim Healthcare Center, LLC, Bartlett Care Center, LLC, Citrus Nursing Center, F&B Healthcare, Garden Park Center, LLC, Gibralter Convalescent Hospital, Inc., Heritage Manor Healthcare, LLC, Inland Medical, Inc., Monterey Park Convalescent Hospital, Inc., Paramount Convalescent Group, Inc., Sun Mar, Healthcare, Inc., Sun Mar Nursing Centers, Wyngate Nursing Center, Citrus Villa Retirement Center, or Park Regency Retirement Center, fails to comply with or to perform any term, obligation, covenant or condition contained in any written
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        agreement with Fountain View, Inc., Summit Care Corporation, Skilled
        Care Pharmacy, or Locomotion Therapy, Inc., within the time required but after the notice period, if any, provided for, with respect to such obligation, covenant or condition.

     11.  Security.  This Note is secured by a Commercial Security Agreement of
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even date herewith, granting a security interest in the assets of Anaheim
Healthcare Center, LLC. Individual portions of the obligation are also secured by additional security agreements.

     12.  Financial Statements and Information.  Borrower agrees to provide to
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Lender, on an annual basis, the following:

        a. Each Borrower's annual financial statements.

        b. Each Borrower's annual tax returns shall be provided within 10 days after they' are due for filing.

     13.  Assignment.  Lender may negotiate, assign or transfer this Promissory
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Note and all of its rights thereunder and with respect to all related loan documents, including but not limited to deeds of trust, guaranties, loan agreements, indemnity agreements, and security agreements, `at any time,' in its sole discretion and, without restriction and any such assignee, holder or transferee shall enjoy all of Lenders rights. However, under no circumstances may Lender negotiate, assign or transfer this Promissory Note without simultaneously and together negotiating, assigning or transferring each of the obligations referenced in subparagraphs b through u of paragraph 4, above, and all documents relating thereto.

     14.  General Provisions.   Lender may delay or forego enforcing any of its
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rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Each person signing this Note is jointly and severally liable thereon as a principal obligor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, or accommodation maker, shall be released from liability. All such parties agree that Lender may renew, extend (repeatedly and for any length of time) or modify this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take
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any other action deemed necessary by Lender without the consent of or notice to anyone.

     15. Written Agreement. This Note, together with the Commercial Security
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Agreement, and any written instruments relating to the obligations referenced in paragraph 4, above, and other written agreements executed concurrently herewith, supersede and replace all prior negotiations, proposed agreements, or agreements, written or oral. Each party acknowledges that no other party or any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express or implied, not contained in the above-referenced superseding written agreements concerning the subject matter hereof to induce it to execute this agreement, and each party acknowledges that it has not executed this agreement in reliance on any promise or representation not contained in the above referenced written agreements.

      PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL OF THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

"BORROWER"

                                    Anaheim Healthcare Center, LLC

                               By: __________________________________
                               Printed Name _________________________
                               Title:________________________________



                                   Sun Mar Management Services

                               By: __________________________________
                               Printed Name _________________________
                               Title:________________________________